Financial Statements
As of and For the Years Ended
December 31, 2022 and 2021

Independent Auditor’s Report	1-2

Financial Statements

Balance Sheets	3

Statements of Income	4

Statements of Changes in Shareholders’ Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7-11

Independent Auditor’s Report

To the Members of

Qxtel Limited

Opinion

We have audited the financial statements of Qxtel Limited (the Company), which comprise the balance sheets as of December 31, 2022 and 2021, and the related statements of income, changes in shareholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audits of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

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In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audits, significant audit findings, and certain internal control-related matters that we identified during the audits.

Pittsburgh, Pennsylvania February 5, 2024

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Qxtel Limited

Balance Sheets

December 31,	2022	2021
Assets
Current assets
Cash and cash equivalents	$ 1,841,237	$ 1,228,674
Accounts receivable - trade, net	5,558,471	4,746,529
Total current assets	7,399,708	5,975,203
Property and equipment
Fixtures and fittings	14,281	14,281
Computer equipment	36,100	22,508
	50,381	36,789
Less accumulated depreciation	(26,500)	(21,418)
Total property and equipment	23,881	15,371
Other assets
Intangible assets	73,798	-
Other asset	150,000	150,000
Total other assets	223,798	150,000
Total assets	$ 7,647,387	$ 6,140,574
Liabilities and shareholders' equity
Current liabilities
Accounts payable	3,809,526	2,856,075
Accrued expenses	1,535,963	1,410,382
Total current liabilities	5,345,489	4,266,457
Shareholders' equity
Share capital	152	152
Retained earnings	2,301,746	1,873,965
Total shareholders' equity	2,301,898	1,874,117
Total liabilities and shareholders' equity	$ 7,647,387	$ 6,140,574

The accompanying notes are an integral part of these financial statements.

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Qxtel Limited

Statements of Income

Years Ended December 31,	2022	2021
Sales	$ 81,506,401	$ 82,514,250
Cost of sales	77,623,467	78,644,593
Gross profit	3,882,934	3,869,657
Selling, general, and administrative expenses	2,569,589	2,484,817
Net income before provision for income taxes	1,313,345	1,384,840
Income tax expense	235,564	283,144
Net income	$ 1,077,781	$ 1,101,696

The accompanying notes are an integral part of these financial statements.

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Qxtel Limited

Statements of Changes in Shareholders’ Equity

	Share capital	Retained earnings	Total Shareholders' Equity
Balance - December 31, 2020	$152	$1,772,269	$1,772,421

Net income	—	1,101,696	1,101,696

Distributions	—	(1,000,000)	(1,000,000)
Balance - December 31, 2021	$152	$1,873,965	$1,874,117

Net income	—	1,077,781	1,077,781

Distributions	—	(650,000)	(650,000)
Balance - December 31, 2022	$152	$2,301,746	$2,301,898

The accompanying notes are an integral part of these financial statements.

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Qxtel Limited

Statements of Cash Flows

Years Ended December 31,	2022	2021
Cash flows from operating activities: Net income	$ 1,077,781	$ 1,101,696
Adjustment to reconcile net income to net cash provided by operating activities: Depreciation expense	5,082	3,820
Changes in operating assets and liabilities: Accounts receivable - trade	(811,942)	527,677
Accounts payable	953,451	(217,053)
Accrued expenses	125,581	(512,060)
Net cash provided by operating activities	1,349,953	904,080
Cash flows from investing activities: Purchase of property and equipment	(13,592)	(7,825)
Purchase of intangible assets	(73,798)	-
Net cash used in investing activities	(87,390)	(7,825)
Cash flows from financing activities: Distributions paid	(650,000)	(1,000,000)
Net increase (decrease) in cash and cash equivalents	612,563	(103,745)
Cash and cash equivalents, beginning of year	1,228,674	1,332,419
Cash and cash equivalents, end of year	$ 1,841,237	$ 1,228,674
Supplemental disclosure of cash flow information: Cash paid for taxes	$ 235,564	$ 283,144

The accompanying notes are an integral part of these financial statements.

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Qxtel Limited

Notes to Financial Statements

For the Years Ended December 31, 2022 and 2021

1. General Information

Qxtel Limited (the “Company”) is a private company, domiciled and incorporated in England and Wales. The registered office address is No. 1 Poultry, London, EC2R 8EJ.

The principal activity of the Company is the provision of international telecommunications traffic, offering both wholesale voice and retail services. In 2022, the Company also began to offer retail and wholesale A2P SMS services.

2. Accounting Policies

Basis of Preparation of Financial Statements

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which, in the opinion of management, have been consistently applied.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

The following principal accounting policies have been applied:

Foreign Currency Translation and re-measurement

The Company's functional and presentational currency is USD.

Foreign currency transactions are translated into the functional currency using the spot exchange rates at the dates of the transactions.

At each period end foreign currency items are translated using the closing rate. Non monetary items measured at historical cost are translated using the exchange rate at the date of the transaction and non monetary items measured at fair value are measured using the exchange rate when fair value was determined. No material foreign currency translation amounts are included in the accompanying financial statements.

Revenue

The Company recognizes revenue related to monthly usage charges and other recurring charges during the period in which the telecommunication services are rendered in accordance with FASB ASC 606, “Revenue from Contracts with Customers, provided that persuasive evidence of a sales arrangement existed and collection was reasonably assured. Persuasive evidence of a sales arrangement exists upon execution of a written interconnection agreement. Revenue is measured at the fair value of the consideration receivable, excluding discounts, rebates, value added tax and other sales taxes or duty. The Company’s payment terms vary by clients.

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Qxtel Limited

Notes to Financial Statements

For the Years Ended December 31, 2022 and 2021

2. Accounting Policies (cont.)

Cost of Sales

Cost of sales represent direct charges from vendors that the Company incurs to deliver services to its customers. These costs primarily consist of usage charges for calls terminated in the Company’s vendor networks.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash. The Company maintains certain of its cash and cash equivalents in non-interest bearing accounts that are insured by the Federal Deposit Insurance Company up to $250,000. The Company’s deposits may, from time to time, exceed the $250,000 limit; however, management believes that there is no unusual risk present, as the Company places its cash and cash equivalents with financial institutions which management considers being of high quality.

Accounts Receivable and Allowance for Uncollectible Accounts

Substantially all of the Company’s accounts receivable balance is related to trade receivables. Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company reviews its allowance for doubtful accounts daily and past due balances over 60 days and a specified amount are reviewed individually for collectability. Account balances are charged off after all means of collection have been exhausted and the potential for recovery is considered remote.

Intangible Assets

Intangible assets are initially recognized at cost. After recognition intangible assets are measured at cost less any accumulated amortization and any accumulated impairment losses.

The assets relate to software which is still in development as of December 31, 2022 and 2021. No amortization expense was recorded for the years ending December 31, 2022 or 2021.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and any accumulated impairment losses. Historical cost includes all expenditures that are directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management.

Depreciation is charged so as to allocate the cost of assets less their residual value over their estimated useful lives. Depreciation expense was $5,082 and $3,820 for the years ended December 31, 2022 and 2021, respectively.

The recovery periods of the asset classes are as follows:

Fixtures and fittings	4 years
Computer equipment	4 years

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the statements of income.

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Qxtel Limited

Notes to Financial Statements

For the Years Ended December 31, 2022 and 2021

2. Accounting Policies (cont.)

Impairment of Long-Lived Assets

In accordance with FASB ASC 360-10-45, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, are evaluated for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss is recognized when the estimated future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset (if any) are less than the carrying value of the asset. When impairment is identified, the carrying amount of the asset is reduced to its fair value. No impairments were recorded in the accompanying financial statements.

Defined Contribution Pension Plan

The Company operates a defined contribution plan for its employees. A defined contribution plan is a pension plan under which the Company pays fixed contributions into a separate entity in accordance with the terms of the People’s Pension Scheme of the United Kingdom. Once the contributions have been paid the Company has no further payment obligations. Contributions totaled $3,908 and $4,669 during the years ended December 31, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 740, Accounting for Income Taxes, which requires, among other things, the recognition of deferred income tax assets and liabilities based on the temporary differences between the financial statement carrying amounts and the tax basis of assets and liabilities using the current applicable income tax rates. A valuation allowance is established when necessary to reduce deferred income tax assets to the amount that will more-likely-than-not be realized.

The Company accounts for uncertainty in income taxes pursuant to FASB ASC 740-10, Accounting for Uncertainties in Income Taxes, which prescribes a minimum recognition threshold and measurement methodology that a tax position taken or expected to be taken in a tax return is required to meet before being recognized in the financial statements. See Note 4 for additional details. Management has reviewed the tax positions that have been taken and has concluded that no liability or disclosure is necessary.

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Qxtel Limited

Notes to Financial Statements

For the Years Ended December 31, 2022 and 2021

2. Accounting Policies (cont.)

Dividends

Equity dividends are recognized when they become legally payable when approved by the shareholders at an annual general meeting.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was $9,584 and $1,143 for the years ended December 31, 2022 and 2021, respectively.

3. Revenue

An analysis of revenue by class of business is as follows:

December 31,	2022	2021
Voice Services	$ 80,097,727	$ 82,514,250
SMS Services	1,408,674	-
Total	$ 81,506,401	$ 82,514,250

Analysis of revenue by country of destination:

December 31,	2022	2021
United Kingdom	$ 14,474,905	$ 19,640,261
Rest of the world	67,031,496	62,873,989
Total	$ 81,506,401	$ 82,514,250

4. Income Taxes

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. There were no material differences between the financial statement and tax basis of assets and liabilities as of December 31, 2022 and 2021.

The income tax provision attributable to the net income before income taxes for the years ended December 31, 2022 and 2021 differed from the amounts computed by applying the standard 19% corporate tax rate in the UK primarily due to differences in the method of calculating depreciation and certain expenses that are reflected in the accompanying financial statements that are not deductible for tax purposes. Such differences are not material to the financial statements taken as a whole.

Finance Act 2021 includes legislation to increase the UK corporate tax from 19% to 25%, effective April 1, 2023.

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Qxtel Limited

Notes to Financial Statements

For the Years Ended December 31, 2022 and 2021

5. Share Capital

Share capital consistent of the following:

December 31,	2022	2021

Ordinary A shares	$27	$27
Ordinary B shares	125	125

Total	$152	$152

There are no differences in rights between Ordinary A and Ordinary B shares. There were 100 shares authorized and 18 and 82 shares of Ordinary A and Ordinary B shares, respectively, issued and outstanding at December 31, 2022 and 2021. The par value of the shares is $1.00.

6. Related Party Transactions

During the years ended December 31, 2022 and 2021 the Company entered into transactions totaling $360,000 with Topax Consulting Corp, an entity in which one of the directors of the Company is also a director. Such amounts are included in Selling, general, and administrative expenses in the accompanying Statements of Income. No amounts are payable to Topax Cosulting Corp. as of December 31, 2022 or 2021.

During the years ended December 31, 2022 and 2021 the Company entered into transactions totaling $27,118 and $0 with Valorex Holdings Inc., an entity with a majority interest in the Company. Such amounts are included in Selling, general, and administrative expenses in the accompanying Statements of Income. Payables of $25,618 and $0 are included in Accounts payable in the accompany Balance sheets as of December 31, 2022 and 2021.

7. Major Customer and Supplier

The Company had one major customer representing approximately 11% of revenues during the year ended December 31, 2022, and accounts receivable from the customer totaled $372,542 at December 31, 2022. There were no major customers for the year ended December 31, 2021.

The Company had one major supplier who accounted for 11% of purchases during the year ended December 31, 2022. There were no amounts payable to the supplier at December 31, 2022. There were no major suppliers for the year ended December 31, 2021. The products and services provided by the suppliers are available from other sources.

8. Subsequent Events

Management has evaluated events and transactions subsequent to the balance sheet date through the date of the independent auditor’s report (the date the financial statements were available to be issued) for potential recognition or disclosure in the financial statements. On January 19, 2024, iQSTEL, Inc. entered into a share purchase agreement with Yukon River Holdings, Ltd. (“Seller”) concerning the contemplated sale by Seller and the purchase by iQSTEL, Inc. of 51% of the ordinary shares Seller holds in the Company. The accompanying financial statements have not been adjusted to reflect the transaction.

Management has not identified any other items requiring recognition or disclosure.

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